                                                                    Schedule III



                                2,100,000 Shares

                         Elcom Technologies Corporation

                                  Common Stock

                                 (No Par Value)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                            October __, 1996


Pennsylvania Merchant Group Ltd,
as Representative of the Several Underwriters
Four Falls Corporate Center
West Conshohocken, Pennsylvania 19428-2961

Gentlemen:

     Elcom Technologies Corporation, a Pennsylvania corporation (the "Company"), proposes to sell, and the Shareholders of the Company named in Schedule II hereto (the "Selling Shareholders" and individually, a "Selling Shareholder") propose to sell, an aggregate of 2,100,000 shares of its Common Stock, 2,000,000 shares and 100,000 shares respectively, no par value (the "Common Shares"), to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative"). The aforementioned 2,100,000 Common Shares to be issued and sold to the Underwriters by the Company and the Selling Shareholders are hereinafter referred to as the "Firm Shares." The Company and certain Selling Shareholders, including executives of the Company, named on Schedule II hereto who own shares of Common Stock in the Company also propose to sell at the Underwriters' option an aggregate of up to 315,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below solely to cover over-allotments. The amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The respective amounts of the Option Shares (subject to
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adjustment as provided herein) to be sold by the Selling Shareholders are set forth on Schedule II hereto. The balance of the Option Shares, if any, shall be sold by the Company. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." The shares of Common Stock of the Company, no par value per share, are hereinafter referred to as the "Common Stock."

     As the Representative, you have advised the Company and the Selling Shareholders that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SELLING
         -------------------------------------------------- -------
SHAREHOLDERS, AND THE PRINCIPAL SHAREHOLDER.
-------------------------------------------

          (a) The Company represents, warrants and agrees with each of the Underwriters as set forth below.

          (i) A registration statement on Form S-1 (File No. ________) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein (singularly, a "Preliminary Prospectus") and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to each of you. Such registration statement (in the form in which it became effective, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below), has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A is herein referred to as the "Prospectus."

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          (ii)  The exhibits that have been filed to the Registration Statement include all agreements which are required to be filed as exhibits to the Registration Statement.

          (iii) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose and each Preliminary Prospectus, at the time of filing thereof, did not and at the date hereof does not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each part of the Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Each part of the Registration Statement and each amendment thereto does not contain and will not contain, as the case may be, any untrue statement of a material fact and does not omit to state, as the case may be, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus and any amendments or supplements thereto do not contain and will not contain, as the case may be, any untrue statement of a material fact and do not omit nor will they omit to state, as the case may be, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative or any Selling Shareholder, specifically for use in the preparation thereof.

          (iv) The Company has been duly organized and is validly existing as a corporation in corporate good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company's wholly-owned subsidiary, Elcom Cash Management Corporation, ("Subsidiary") has been duly organized and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; each of the Company and the Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business or ownership of property requires such

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qualification; the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are or at the Closing Date and the Option Closing Date (as such dates are hereinafter defined) will be owned of record and beneficially either by the Company or by a wholly-owned corporate subsidiary of the Company free and clear of all liens, security interests, equities, options, claims, mortgages, pledges, charges, restrictions or encumbrances whatsoever (each, a "Lien" and together "Liens"); and no options, warrants or other rights to purchase, or agreements, commitments or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in, or other securities of, the Subsidiary are outstanding.

          (v) The outstanding shares of Common Stock of the Company, including all shares of the Company's Common Stock to be sold by the Selling Shareholders, have been or will be at the time of their sale to the Underwriters hereunder, duly authorized, validly issued and fully paid and non-assessable; and no preemptive rights exist with respect to any of the Shares or the issue and sale thereof.

          (vi) The Shares conform to the statements concerning them in the Registration Statement and the Prospectus and, except as described therein, (A) there are no outstanding options, warrants or other rights calling for the issuance of, and there are no obligations, commitments, plans or arrangements to issue, any shares of capital stock or other securities of the Company or any security convertible into or exchangeable or exercisable for capital stock or other securities of the Company, and (B) there is no holder of any security of the Company or its Subsidiary or any other person who has the right, contractual or otherwise, to have any shares of capital stock of the Company or its Subsidiary included in the Registration Statement or the right to require registration under the Act of any shares of capital stock or other securities of the Company or its Subsidiary under any circumstances. The certificates representing the shares comply with the Pennsylvania Business Corporation Law of 1988 (the "BCL") and are genuine. The Company has no knowledge of any fact which would impair the validity of the Shares.

          (vii) The financial statements of the Company (the "Financial Statements"), together with related notes and schedules as set forth in the Registration Statement and the Prospectus present fairly the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods, in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, subject in the case of unaudited financial statements to normal year-end

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audit adjustments, none of which will be, individually or in the aggregate, material or inconsistent with the Company's audited Financial Statements. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiary. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiary before any court or administrative agency which might result in any material adverse change in the condition (financial or otherwise) or operations of the Company and its Subsidiary taken as a whole or in the management or business prospects of the Company and its Subsidiary taken as a whole (a "Material Adverse Change"), except as set forth in the Registration Statement.

          (ix) The Company and its Subsidiary have good and marketable title to all of their respective properties (real and personal) and assets, including without limitation all such reflected in the Financial Statements (or described in the Registration Statement and the Prospectus), subject to no Lien, except as reflected in such Financial Statements (or described in the Registration Statement and the Prospectus). The Company and its Subsidiary occupy their leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement and the Prospectus.

          (x) The Company and its Subsidiary have filed all federal, state, local and foreign income tax returns and reports which have been required to be filed, which returns and reports are complete and correct, and have paid all taxes indicated by said returns and reports and all assessments received by them to the extent that such taxes have become due. There are no federal, state or local tax liabilities of the Company or its Subsidiary not reflected in the Financial Statements except as incurred in the ordinary course of business since date thereof.

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          (xi)  Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any Material Adverse Change or, to the knowledge of the Company, any development involving a prospective Material Adverse Change, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or its Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and its Subsidiary have no material contingent obligations that are not disclosed in the Registration Statement.

          (xii) Neither the Company nor its Subsidiary is, or with the giving of notice or lapse of time will be, in default under or in violation of its articles of incorporation or bylaws or under any agreement, lease, license agreement, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default or violation results in a Material Adverse Change. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof including the use of proceeds as contemplated in Prospectus will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, contract, lease, license agreement or other agreement or instrument to which the Company is a party, or of the articles of incorporation and bylaws or other constituent documents of the Company or its Subsidiary; (B) violate any statute, law, order, rule or regulation applicable to the Company or its Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction; or (C) result in the creation or imposition of any Lien upon any property or assets of the Company or its Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, including use of proceeds (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or "Blue Sky" laws), has been obtained or made and is in full force and effect.

          (xiv) The Company and its Subsidiary hold all licenses, certificates and permits from governmental authorities

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which are necessary to the conduct of its business, all of which are in full force and effect, except where the failure to so hold such licenses, certificates and permits could not result in a Material Adverse Change. The Company and its Subsidiary own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or each of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing except as set forth in the Registration Statement; and neither the Company nor its Subsidiary has infringed any patent, patent rights, trade names, trademarks or copyrights or other proprietary right, or received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, trade names, trademark, copyright or other proprietary rights, or otherwise received any notice or is otherwise aware of any threatened early termination of any license or any facts which would render any patent, patent rights, trade names, trademark, copyright or proprietary right invalid or inadequate to protect the interest of the Company or its Subsidiary therein except as set forth in the Registration Statement.

          (xv) The Company has obtained and delivered to the Representative the agreements of the persons and entities named in Schedule III annexed hereto to the effect that each such person or entity will not, for the periods specified on such schedule, without the Representative's prior written consent, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible into or exchangeable for Common Stock of the Company owned at the date hereof or hereafter by each such person or entity or with respect to which each such person or entity has power of disposition.

          (xvi) From its inception until June 9, 1995, Sacco Sweeney was the only public accountant engaged by the Company, and the Company had not had any "disagreement" (as used in Item 304 of Regulation S-K of the Rules and Regulations) with Sacco Sweeney, had not experienced any "reportable event" (as used in such Item 304) since its inception and nothing was required to be filed pursuant to Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder.

          (xvii) Price Waterhouse LLP ("Price Waterhouse"), who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations. Since June 9, 1995, Price Waterhouse has

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been the only public accountants engaged by the Company, and the Company has not had any "disagreement" (as used in Item 304 of Regulation S-K of the Rules and Regulations) with Price Waterhouse, and has not experienced any "reportable event" (as used in such Item 304) since June 9, 1995.

          (xviii) This Agreement has been duly authorized, executed and delivered by the Company.

          (xix) None of the Company or the Selling Shareholders has distributed nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, or other materials, if any, permitted by the Act. Neither the Company, nor to the Company's knowledge, any of its Affiliates (as that term is defined in the Act), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (xx) Except as described in the Registration Statement, the Company maintains insurance of the types and in the amounts deemed by it to be adequate for its business including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (xxi) To the Company's knowledge, neither the Company nor its Subsidiary nor any of their respective employees or agents has made any payment of funds of the Company or its Subsidiary or received or retained any such funds in violation of any law, rule or regulation which could result in a Material Adverse Change.

          (xxii) The ownership of the capital stock of any corporation (other than the Company and its Subsidiary) described in the Prospectus under the caption "Certain Transactions" by the Company's officers or directors or its 5% or greater shareholders is accurately described therein. To the Company's knowledge, after due investigation, none of the officers, directors or 5% or greater shareholders of the Company have any affiliation with the NASD.

          (xxiii) The Company is not, and after the sale of the Shares to be sold by it hereunder and the application of the Net Proceeds thereof as described in the Prospectus under the caption "Use of Proceeds" will not be, an investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiv) The Firm Shares and the Option Shares, if any, have been approved for quotation on the NASD Automated Quotation National Market System ("NASDAQ"), subject to notice of official issuance.

          (xxv) No labor dispute by the employees of the Company or its Subsidiary exists or, to the best of the Company's knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, subassemblers, value added suppliers, subcontractors, original equipment manufacturers, authorized dealers, representatives or distributors that could reasonably be expected to result in any Material Adverse Change. No collective bargaining agreement nor organized union exists with any of employees of the Company or Subsidiary and, to the Company's knowledge, no such agreement or organization is imminent.

          (xxvi) The Company and its Subsidiary are in compliance with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws could not result in a Material Adverse Change. To the knowledge of the Company, except as disclosed in the Prospectus, neither the Company nor its Subsidiary (A) is the subject to any pending or threatened federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the business or operations of the Company or its Subsidiary or from the Company's ownership or possession of any of its properties or assets or (B) is in contravention of any Environmental Law that, in the case of (A) or (B), could reasonably be expected to result in a Material Adverse Change. Neither the Company nor its Subsidiary has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits or other proceedings or administrative or regulatory actions against them, with respect to violations of any Environmental Law or in connection with any release of any Hazardous Material into the environment that, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could result in a Material Adverse Change. As used herein, "Environmental Laws" means any federal, state or local law or regulation applicable to the Company's or its Subsidiary's business operations or ownership or possession of any of their properties or assets relating, to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

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          (xxvii)  The Company conducts no business in Cuba.

          (xxviii) The Company has never conducted business through any corporation, partnership, limited liability company, or any other entity other than itself and the Subsidiary, and the Company does not hold any equity interest in any entity other than the Subsidiary.

     (b) Each of the Selling Shareholders severally represents and warrants as follows:

          (i) Such Selling Shareholder has, and immediately prior to the delivery to the Underwriters of the Shares to be sold by such Selling Shareholder on the Closing Date or the Option Closing Date, as the case may be, will have good and valid title to the Shares to be sold by such Selling Shareholder, free of any Liens, and full right, power and authority to effect the sale and delivery of such Shares to the Underwriters; and upon the delivery of and payment for such Shares pursuant to this Agreement, good and valid title thereto, free of any Liens, will be transferred to the several Underwriters.

          (ii) The consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party or which affects the Shares, or of any statute, law, order, rule or regulation applicable to such Selling Shareholder or which affects the Shares of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (iii) All authorizations, approvals and consents necessary for the execution and delivery by or on behalf of such Selling Shareholder of this Agreement, and the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder (other than such authorizations, approvals or consents as may be necessary under state securities or "Blue Sky" laws) have been obtained and are in full force and effect.

          (iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, individually or as a group, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company, and has not effected any sales of shares of Common Stock which, if effected by the Issuer, would be required to be disclosed in response to Item 701 of Regulation S-K or any other of the Rules and Regulations or the Act, except as disclosed.

             (v) Without independent investigation or verification, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement to the prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement to the Prospectus, or which has adversely affected or is reasonably likely to adversely affect the business of the Company or its Subsidiary; and the sale of the Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or its Subsidiary which is not set forth in the Registration Statement to the Prospectus. The Registration Statement to the Prospectus, insofar as it relates to such Selling Shareholder, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             (vi) This Agreement and the Custodian Agreement (as defined below) have each been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder, enforceable against him or her in accordance with their respective terms.

             (vii) Such Selling Shareholder has executed a "lock-up" letter as provided in section 1(a)(xiv) and no offering, sale or other disposition of any Common Stock of the Company will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or pursuant to such "lock-up" letter, without the prior written consent of the Representative.

         (c) Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with the execution and delivery of this Agreement, the Closing and the Option Closing hereunder shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or in behalf of any Selling Shareholder and delivered to the Representative or to counsel for the Underwriters as aforesaid shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

     2.  PURCHASE, SALE AND DELIVERY OF THE SHARES.  On the basis of the
         -----------------------------------------
representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price between $8.00 and $10.00 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          Payment for the Firm Shares and the Option Shares (if the option provided for below shall have been exercised before the first business day prior to the Closing Date) to be sold hereunder is to be made in New York Clearing House funds by certified or bank cashier's checks drawn to the order of the Company for the shares to be sold by it and to the order of "Elcom Technologies Corporation as Custodian" for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Pennsylvania Merchant Group Ltd, at _____ a.m., _________ time, on October __, 1996 or at such other time and date not later than two business days thereafter as the Representative may designate as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date" or the "Closing." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares and the Option Shares, if any, will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the one full business day prior to the Closing Date or Option Closing Date, as applicable, and will be made available for inspection by the Representative by no later than 1:00 p.m. on the last business day prior to the Closing Date or Option Closing Date, as applicable.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders listed on Schedule II hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum aggregate number of Option Shares to be sold by the Selling Shareholders is set forth opposite their respective names in Schedule II hereto. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company and the Custodian (as defined below) setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised for less than the maximum number of Option Shares being offered by the Selling Shareholders, the respective number of Option Shares to be sold by each of the Selling Shareholders listed on Schedule II hereto shall be determined on a pro rata basis in accordance with the number of shares set forth opposite their names on Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than one (if the option is exercised at least one full business day prior to the Closing Date) or three (if the Option is exercised on or after the last full business day prior to the Closing Date) nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is one or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 2,100,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of "Elcom Technologies Corporation as Custodian" for the Option Shares to be sold by the Selling Shareholders against delivery of certificates therefor at the offices of Pennsylvania Merchant Group Ltd.

          The Selling Shareholders have deposited irrevocable instructions to exercise stock options for the Shares to be sold hereunder, together with checks or cash in the amount of the option exercise price in custody with Elcom Technologies Corporation as custodian (the "Custodian") pursuant to the Custodian Agreement and Power of Attorney (the "Custodian Agreement") executed by each Selling Shareholder for delivery of any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the stock option and the right to purchase the Option Shares issuable upon exercise thereof are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement.

If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Option Shares held by it against delivery of such Shares.

         The obligations of the Selling Shareholders and the Company hereunder are several and not joint.

     3.  OFFERING BY THE UNDERWRITERS.  It is understood that the several
         ----------------------------
Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     4.  COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.
         -----------------------------------------------------

         (a) The Company covenants and agrees with the several Underwriters and the Selling Shareholders that:

             (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in accordance with Rules 430 and 424, a copy of which has been furnished to the Representative and to which the Representative have not objected in writing prior to filing and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

             (ii) The Company will advise the Representative promptly (A) of any request of the Commission for amendment of the Registration Statement or for a supplement to the Prospectus or for any additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued; and (C) within the period of time referred to in paragraph (v) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with Act and the Rules and Regulations or any other law.

          (iii) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus, Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when, in the opinion of counsel for the Underwriters, delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and each amendment thereto, including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representative may reasonably request.

          (v) The Company will comply to the best of its ability with the Act and the Rules and Regulations and the Exchange Act, so as to permit the completion of the distribution of the shares as contemplated by this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or the Representative, it becomes necessary to amend or supplement the Prospectus or the Registration Statement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus, reasonably acceptable to the Representative, so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with all applicable laws, rules and regulations.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, as amended. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (viii) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative, except that the Company may, without such consent, issue shares upon the exercise of options outstanding on the date of this Agreement.

          (ix) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          (x) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          (xi) The Company will maintain a transfer agent and, if necessary under the jurisdiction of its incorporation or required for NASDAQ designation, a registrar for its Common Stock.

          (xii) The Company shall apply the net proceeds of the sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (xiii) The Company shall not invest or otherwise use the proceeds received by the Company from the sale of the shares to the Underwriters in such manner as would require the Company to register as an investment company under the 1940 Act.

          (xiv) The Company shall apply the net proceeds of the sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (xv) The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the shares to the Underwriters in such manner as would require the Company to register as an investment company under the 1940 Act.

          (xvi) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

      (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters and the Company that:

          (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury

Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (ii) Such Selling Shareholder will cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

          (iii) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 4(a)(v) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Shareholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) in order to comply with the Act or any other law.

          (iv) Such Selling Shareholder will (A) do or perform all things reasonably required to be done or performed by the Selling Shareholder prior to the Closing Date or the Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of his, her or its Shares pursuant to this Agreement; (B) not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock to facilitate the sale or resale of the Shares; and (C) pay all federal and other taxes, if any, on the transfer of the sale of Shares being sold by it to the Underwriter.

     5.  COSTS AND EXPENSES.  The Company will pay all costs, expenses and fees
         ------------------
incident to the performance of the obligations of the Company and the Selling Shareholders, except in the case of Selling Shareholders, for transfer taxes, if any, involved in the sale of the Shares by them to the several Underwriters under this Agreement, including, without limiting the generality of the foregoing, the following: (a) the printing and filing of the Registration Statement as originally filed and each amendment thereto; (b) the preparation, issuance and delivery of the Certificate(s) for the Shares to the Underwriters;
(c) the fees and disbursements of the Company's and the Selling Shareholders' counsel and accountants; (d) the cost of printing and delivering to, or as requested by, the Underwriters copies, as applicable, of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Selected Dealer Agreement, the Custodian Agreement, and the Blue Sky Survey and any supplements or amendments thereto and all other agreements, memoranda, correspondence and any and all other documents printed and delivered in connection with the offering of the Shares; (e) the filing fees of the Commission and the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; (f) the application fee of the NASDAQ; (g) a non-accountable expense allowance in the amount of 1.0% of the gross proceeds raised payable at Closing to the Representative; (h) the expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or Blue Sky laws;
(i) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors; (j) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (k) the cost of printing and engraving Certificate(s) for the Shares; (l) the costs of advertising the offering, including a "tombstone" advertisement; (m) the fees, expenses and other costs incurred by the Underwriters and their counsel for review of the Company's patents and patent applications, if any, and related matters and
(n) any transfer or other taxes imposed on the sale of Shares by it to the Underwriters. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under state securities or Blue Sky laws or the non-accountable expense allowance equal to 1.0% of the gross proceeds raised), except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform in any material respect any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6.  CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.  The several obligations
         ---------------------------------------------
of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective under the Act and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made in the manner required, and any written request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction.

          (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Fox, Rothschild, O'Brien & Frankel ("Fox Rothschild") counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

              (i) The Company and Subsidiary have been duly organized and are validly existing as corporations in corporate good standing under the laws of the Commonwealth of Pennsylvania and the State of Delaware, respectively, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and its Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify could result in a Material Adverse Change.

              (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares comply with the requirements of the BCL and are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company and the Selling Shareholders pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement.

              (iii) No preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof under the BCL or, to the knowledge of such counsel, otherwise.

          (iv) Except as described in the Prospectus to the best knowledge of such counsel, (A) there are no outstanding options, warrants or other rights of any character calling for the issuance of, and such counsel does not know of any agreements, commitments or obligations to issue, any shares of capital stock of the Company or Subsidiary or any security convertible into or exchangeable or exercisable for capital stock of the Company or Subsidiary, and (B) no holder of any security of the Company has the right to require the registration of Common Stock or other securities of the Company.

          (v) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (vi) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

          (vii) The statements under the captions "Risk Factors - Future Sales of Common Stock," "Legal Proceedings - Prior Litigation," and "Description of Securities, (through and including the subheading "Transfer Agent") in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are in all material respects accurate summaries and fairly and correctly present in all material respects the information called for with respect to such documents and matters; provided, however, that such counsel may rely on representations and certificates of the Company and its transfer agent with respect to the factual matters contained in such statements.

          (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (ix) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or its Subsidiary, except as disclosed in the Prospectus.

          (x) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound; or (B) violate any existing applicable federal or Pennsylvania law, regulation, ruling (assuming compliance with all applicable state and federal securities and Blue Sky laws) known to counsel or any judgment, order or decree, applicable to the Company or its Subsidiary or any of their respective properties.

          (xi) The Company has the power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares that it is required to deliver and sell under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by state securities and "Blue Sky" laws as to which such counsel need express no opinions), except such as have been obtained or made, specifying the same.

          (xiii) The Company is not, and will not become as a result of the transactions contemplated by this Agreement, required to register under the 1940 Act.

          (xiv) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders.

          (xv) To such counsel's knowledge, each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder.

          (xvi) The Custodian Agreement has been duly authorized, executed and delivered by each Selling Shareholder and is a valid, irrevocable instrument legally sufficient for the purposes intended and constitutes the legal, valid and binding obligation of the Selling Shareholders, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting creditors' rights generally or by general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnify and contribution hereunder may be limited by applicable law, statutory duties or public policy.

             (xvii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by the Company and each Selling Shareholder on the Closing Date or Option Closing Date, as applicable, free and clear of all Liens.

          In rendering such opinion Fox Rothschild may rely as to matters governed by the laws of states other than Pennsylvania or federal laws on local counsel in such jurisdictions and as to the matters set forth in subparagraphs
(xiv), (xv), (xvi) and (xvii), on opinions of other counsel representing the respective Selling Shareholders, provided that in each case Fox Rothschild shall state that they believe that they and the Underwriters are justified in relying on such other counsel. Furthermore, in rendering an opinion as to the matters set forth in such subparagraphs, Fox Rothschild may rely, as to matters of fact with respect to each Selling Shareholder, upon the representations of such Selling Shareholders contained in this Agreement and the Custodian Agreement of such Selling Shareholder. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Fox Rothschild may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representative shall have received from the Company a copy of an opinion given to the Company from Ratner & Prestia, patent counsel for the Company, to the effect that the litigation brought by Phonex Corporation challenging the Company's patents is without merit.

          (d) The Representative shall have received from Drinker Biddle & Reath, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the opinions delivered pursuant to Paragraphs 6(b) and 6(c) above appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the Shares, this Agreement, and the Prospectus, the legal existence of the Company, and such other related matters as you may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and its Subsidiary and certificates of public officials. In rendering such opinion Drinker Biddle & Reath may rely as to all matters governed other than by the laws of the Commonwealth of Pennsylvania or federal laws on the opinions of counsel referred to in Paragraphs (b) and (c) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto on the date it was filed pursuant to Rule 424(b), and the Registration Statement and the Prospectus or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein). With respect to such statement, Drinker Biddle & Reath may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (e) The Representative shall have received at or prior to the Closing Date from Drinker Biddle & Reath a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

          (f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Price Waterhouse, dated the Closing Date or the Option Closing Date, as the case may be, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, and otherwise in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representative on the date hereof that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representative.

          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for such purpose shall have been taken or, to the knowledge of the Company or any Underwriter shall be contemplated or threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company or any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus or any amendment or supplement thereto, any Material Adverse Change; (iv) the Company and its Subsidiary shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its Subsidiary, taken as a whole, other than those reflected in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company, and the Selling Shareholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date and Option Closing Date as if made on and as of the Closing Date or Option Closing Date, and you shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 6(g) and in Section 6(j) as it relates to the Company;

          (h) The Company and the Selling Shareholders shall have furnished to the Representative such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representative may reasonably have requested.

          (i) The approval of the Firm Shares and Option Shares, if any, as applicable, for quotation and listing (upon official notice of issuance) on the NASDAQ shall not have been rescinded or conditioned.

          (j) The Company and the Selling Shareholders shall not have failed to perform, or comply with, in any material respect any of the agreements contained herein and required to be performed or complied with by the Company and the Selling Shareholders at or prior to the Closing Date or Option Closing Date, as the case may be.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Drinker Biddle & Reath, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other except to the extent provided in Sections 5 and 8 hereof.

     7.  CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.  The several obligations
         --------------------------------------------
of the Company and the Selling Shareholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.  INDEMNIFICATION.
         ---------------

         (a) The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter (within the meaning of the Act) against all losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; provided further, that the indemnity agreement contained in this Section with respect to any Preliminary Prospectus will not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any loss, claim, damage, liability, action or proceeding, arising out of or based upon an untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made therein, with respect to the sale of the Shares by such Underwriter to any person if a copy of a Preliminary Prospectus or Prospectus or any amendment or supplement thereto (if any amendment or supplement thereto shall have been furnished to such Underwriter) correcting such untrue statement or alleged untrue statement or omission or alleged omission shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholders may otherwise have.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Any person entitled to indemnification hereunder (the "indemnified party") shall give prompt written notice to the person against whom such indemnity may be sought (the "indemnifying party") after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person may claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a)(i) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 8(a) and (b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) The liability of each Selling Shareholder under such Selling Shareholder's representations and warranties made hereunder and under the indemnity and contribution agreements hereof shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Shareholders to the Underwriters net of underwriting discounts paid with respect to such Shares. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     9.  DEFAULT BY UNDERWRITERS OR SELLING SHAREHOLDERS.  If on the Closing
         -----------------------------------------------
Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representative of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representative of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  NOTICES.  All communications hereunder shall be in writing and, except
          -------
as otherwise provided herein, will be mailed, delivered by overnight courier service or electronic facsimile transmission or telegraphed and confirmed as follows: if to the Underwriters, to Pennsylvania Merchant Group Ltd, as Representative of the Several Underwriters, Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428-2961, Attention: Jill S. Meyer; if to the Company or the Selling Shareholders, to Elcom Technologies Corporation, 78 Great Valley Parkway, Malvern, PA 19355.

     11.  TERMINATION.  This Agreement may be terminated by you by notice to the
          -----------
Company as follows:

          (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

          (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, in your opinion, any Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or the NASDAQ, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York state authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or
          (c) as provided in Sections 6 and 9 of this Agreement.

          This Agreement also may be terminated by you, by notice to the Selling Shareholders, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     12.  SUCCESSORS.  This Agreement has been and is made solely for the
          ----------
benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     13.  MISCELLANEOUS.  The reimbursement, indemnification and contribution
          -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

          Any person executing this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorize such Attorney-in-Fact to take such action.

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                             Very truly yours,

                             ELCOM TECHNOLOGIES CORPORATION

                             By
                               -------------------------------
                                   Robert A. Vito, President


                             Selling Shareholders listed on
                             Schedule II


                              By
                                -------------------------------
                                   Louis J. Petriello
                                   Attorney-in-Fact



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

PENNSYLVANIA MERCHANT GROUP LTD
As Representative of the several
Underwriters listed on Schedule I



By
  --------------------------------

                                   SCHEDULE I


                            Schedule of Underwriters


                                                   Number of Firm Shares
     Underwriter                                      to be Purchased
     -----------                                   ---------------------

Pennsylvania Merchant Group Ltd

                                                    ---------------------

                                                    Total
                                                          -----------

                                  SCHEDULE II


                        Schedule of Selling Shareholders


Selling Shareholder                              Number of Option Shares
-------------------                                      to be Sold
                                                         ----------

                                  SCHEDULE III


                Schedule Of Persons Subject to Lock-Up Agreements
                -------------------------------------------------